UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2012

MModal Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35069	98-0676666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9009 Carothers Parkway

Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

(866) 295-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On July 2, 2012, MModal Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Legend Parent, Inc., a Delaware corporation (“Parent”), and Legend Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of One Equity Partners V, L.P. (“OEP”).

The Offer and the Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”), as promptly as reasonably practicable (and, in any event within ten business days after signing the Merger Agreement), to purchase all of the outstanding shares of common stock, $0.10 par value per share, of the Company (“Company Common Stock”) at a purchase price of $14.00 per share, net to the seller thereof in cash (the “Offer Price”), subject to any required withholding taxes.

After the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company being the surviving corporation. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders. In the Merger, each share of Company Common Stock issued and outstanding, other than shares of Company Common Stock held by the Company as treasury stock, by Parent or Merger Sub or by stockholders who have properly demanded appraisal under Delaware law, will be converted into the right to receive an amount in cash equal to the Offer Price, subject to any required withholding of taxes and without interest.

The Merger Agreement requires the Company to take all actions necessary to provide that each stock option outstanding under the Company’s equity incentive plans or otherwise will vest and become exercisable immediately prior to the earlier of the closing of the Offer and the effective time (the “Effective Time”) of the Merger (such earlier time, the “Acceleration Time”), and to provide that, at the Acceleration Time, each such stock option will be cancelled and the holder thereof will be entitled to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to the product of (i) the total number of shares of Company Common Stock subject to such stock option, and (ii) the excess, if any, of (1) the Offer Price over (2) the exercise price of such stock option, less any required withholding tax and without interest. The Merger Agreement also requires the Company to take all actions necessary to provide that each share of restricted stock under the Company’s equity incentive plans or otherwise that is outstanding immediately prior to the closing of the Offer becomes fully vested, and each holder thereof will have the right to tender the share of Company Common Stock underlying each such restricted share award into the Offer. To the extent that any shares of restricted stock are not so tendered, upon the Effective Time of the Merger, each such share of restricted stock will be cancelled in exchange for the right to receive the Offer Price without interest, less any required withholding taxes. In addition, the Merger Agreement requires the Company to take all actions necessary to provide that as of immediately prior to the Acceleration Time, each restricted stock unit and performance-vesting restricted stock unit that is then outstanding shall become fully vested (with each performance-vesting restricted stock unit vesting as if all performance conditions have been achieved at the target level) and shall be cancelled in exchange for the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash, without interest and less any required withholding taxes, equal to the product of the Offer Price and the number of shares of Company Common Stock subject to each such cancelled restricted stock unit and performance-vesting restricted stock unit, as applicable.

On July 2, 2012, in connection with the Merger Agreement, investment funds affiliated with S.A.C. Private Capital Group LLC, collectively the Company’s largest stockholder owning approximately 31% of the Company’s outstanding shares of common stock in the aggregate, have entered into a support agreement with Parent under which they have agreed to tender all of their shares into the Offer and to support the Merger. The support agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement.

The Company’s executive officers have not entered into any agreements with OEP, Parent or any other affiliates of OEP regarding their compensation, equity rollover or any other matter.

Offer Conditions and Closing Conditions

The obligation of Merger Sub to purchase shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the receipt of proceeds by Parent under certain financing agreements, including debt commitment letters from

Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Royal Bank of Canada and RBC Capital Markets (collectively, the “Lenders”), and other customary closing conditions. In addition, the Merger Agreement provides that if the Marketing Period (discussed below) has not ended as of any then-scheduled expiration of the Offer, then the Offer will be extended until the earlier of (i) a date during the Marketing Period specified by Parent on at least two business days’ notice to the Company and (ii) the first business day after the final day of the Marketing Period. Furthermore, it is a condition to Merger Sub’s obligation to purchase the shares tendered in the Offer that the number of the outstanding shares of Company Common Stock that have been validly tendered and not validly withdrawn equals at least a majority of the Company Common Stock outstanding on a fully diluted basis as of the expiration of the Offer (the “Minimum Tender Condition”).

If the Offer is terminated, withdrawn or otherwise not consummated, the parties have agreed to complete the Merger after receipt of the approval of a majority in voting power of the Company’s stockholders for the adoption of the Merger Agreement and satisfaction of certain other conditions. In that case, the consummation of the Merger would be subject to similar conditions as the Offer conditions, other than the addition of the stockholder approval requirement and, among other things, the inapplicability of (i) the Minimum Tender Condition and (ii) the condition to the Offer regarding the receipt of proceeds by Parent under certain financing agreements, including the debt commitment letters from the Lenders. Similarly, if the Marketing Period has not ended at the time of satisfaction or waiver of these conditions, then the closing of the Merger will not occur until the earlier of (1) any day during the Marketing Period specified by Parent on no less than three business days notice to the Company and (2) the first business day after the final day of the Marketing Period, subject in each case to the satisfaction or waiver of all closing conditions related to the Merger.

Marketing Period; Extension Period

“Marketing Period” is defined in the Merger Agreement to be the first 20 consecutive business days, commencing on or after July 20, 2012, on the first day of which, throughout which and on the last day of which (i) Parent shall have had for at least the five prior business days and has the Essential Marketing Information (as defined in the Merger Agreement) the Company is required to provide and such Essential Marketing Information is compliant under the terms of the Merger Agreement, (ii) all conditions to the obligations of Parent and Merger Sub to consummate the Offer or the Merger, as the case may be, have been satisfied (other than those that by their nature will not be satisfied until the closing of the Offer or the Merger, as the case may be, or certain conditions that need only be satisfied at some time prior to such closing), and (iii) the Company has provided all cooperation in all material respects with respect to the financing which it is obligated to provide pursuant to the terms of the Merger Agreement. If the Marketing Period has not ended prior to August 17, 2012, or there has been no final expiration of the Offer at any time prior to August 16, 2012 (after giving effect to any elected or required extensions (other than extensions beyond August 15, 2012 due solely to the failure to satisfy the Marketing Period)), then the Marketing Period shall be deemed not to have commenced earlier than September 4, 2012. Additionally, if the Marketing Period has not ended prior to December 17, 2012, then the Marketing Period shall be deemed not to have commenced earlier than January 2, 2013. For purposes of calculating the Marketing Period, any day from July 2, 2012 through and including July 6, 2012, as well as November 21, 2012 and November 23, 2012, are not considered business days.

If any Offer condition is not satisfied or waived, Merger Sub may and, if requested by the Company, Merger Sub shall, extend the Offer on one or more occasions, in consecutive increments of up to five business days (or such longer period as the parties may agree), provided that the maximum number of days that the Offer may be extended if all of the conditions to the Offer are satisfied other than the Minimum Tender Condition shall be twenty business days.

Top-Up Option

The Company has also granted to Merger Sub an irrevocable option (the “Top-Up Option”) to purchase at a price per share equal to the Offer Price the number of newly issued shares of Company Common Stock equal to the lowest number that, when added to the number of shares of Company Common Stock directly or indirectly owned by Parent and Merger Sub at the time of exercise of the Top-Up Option, shall constitute one share more than 90% of the shares of Company Common Stock outstanding immediately after the issuance of the Top-Up Option shares.

Merger Sub shall be deemed to have exercised the Top-Up Option on the Offer closing date if the Offer conditions have been satisfied or waived and there shall have not been validly tendered and not validly withdrawn that number of shares of Company Common Stock which, when added to the shares of Company Common Stock owned by Parent and Merger Sub, would represent at least 90% of the shares of Company Common Stock outstanding on the Offer closing date. If Parent, Merger Sub and any of their respective affiliates acquire at least 90% of the outstanding shares of Company Common Stock, including through exercise of the Top-Up Option, Merger Sub will complete the Merger through the “short-form” procedures available under Delaware law.

Representations and Warranties; Covenants

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub and agreed not to, among other things, (i) solicit or knowingly facilitate any discussion that constitutes or could reasonably be expected to lead to a competing proposal or (ii) approve or enter into any agreement with respect to any competing proposal. The Company has also agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary duties of the Company’s board of directors. The Company must give Parent three business days notice (and negotiate in good faith with Parent during such period) before the Company’s board of directors is permitted to change its recommendation or terminate the Merger Agreement to accept an unsolicited superior proposal. The Company has also agreed to customary covenants, including, among other things, covenants (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) if the Offer is terminated, to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement.

Each of Parent and Merger Sub has made customary representations and warranties to the Company in the Merger Agreement. In addition, the Merger Agreement contains customary covenants of Parent and Merger Sub, including, among other things, a covenant to use their reasonable best efforts to obtain the proceeds of the debt financing required to consummate the transactions contemplated by the Merger Agreement. Parent has also agreed to take any and all steps to obtain all approvals under the HSR Act.

Termination; Termination Fees and Parent Expenses

The Merger Agreement contains certain termination rights for both the Company and Parent, including, among others, if the Merger is not consummated on or before December 31, 2012. Upon termination of the Merger Agreement under specified circumstances, including a termination by the Company to enter into an agreement for an alternative transaction pursuant to a “superior proposal,” or upon consummation of a competing proposal under specified circumstances in which a competing proposal was made public before a termination of the Merger Agreement and the Company enters into a competing proposal within a specified period after termination, the Company has agreed to pay Parent a termination fee of $28,736,875. If the Merger Agreement is terminated by Parent or the Company following failure to obtain Company stockholder approval for the transaction, the Company will be required to reimburse Parent’s expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum amount of $8,210,535.

Reverse Termination Fee

The Merger Agreement also provides that Parent will pay, or cause to be paid, to the Company an amount equal to $57,473,750 (the “Reverse Termination Fee”) if the Company terminates the Merger Agreement under certain circumstances, including based on (i) Parent’s failure to consummate the Offer if all Offer conditions have been satisfied (other than those that by their nature will be satisfied by actions taken at the closing of the Merger), (ii) Parent’s failure to consummate the Merger if all conditions to the obligations of Parent and Merger Sub to close the Merger have been satisfied (other than those that by their nature will be satisfied by actions taken at the closing of the Merger) and the Marketing Period has expired, or (iii) Parent’s material uncured breach of the Merger Agreement that is the principal factor in the failure of the Offer or the Merger, as the case may be, to be consummated.

The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company.

This summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 8.01 Other Events

On July 2, 2012, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On July 3, 2012, the Company sent an e-mail to the employees of the Company, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On July 3, 2012, the Company sent an e-mail to the customers and partners of the Company, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On July 3, 2012, the Company sent a document to its employees with questions and answers related to the Merger, which is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

On July 3, 2012, the Company held a conference call with analysts and investors to discuss the transactions contemplated by the Merger Agreement, a transcript of which is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

Important Additional Information and Where to Find It

The tender offer described in this Current Report on Form 8-K (“Current Report”) has not yet commenced, and this Current Report is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the tender offer, affiliates of OEP will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission (“SEC”). At or around the same time, the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The offer to purchase shares of Company common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. Investors and security holders are urged to read both the tender offer statement (including an offer to purchase, a related letter of transmittal and the other offer documents) and the solicitation/recommendation statement regarding the tender offer, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before making any decision with respect to the tender offer. The tender offer statement will be filed with the SEC by affiliates of OEP, and the solicitation/recommendation statement will be filed with the SEC by the Company. Investors and security holders may obtain a free copy of these statements (when available), the merger agreement and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer. In addition, the tender offer statement and related documentation will be made available by an affiliate of OEP (when available) and the solicitation/recommendation statement and related documents (when available) may be obtained by directing such requests to the Company at Investor Relations, 9009 Carothers Parkway, Suite C-2, Franklin, Tennessee, or ir@mmodal.com.

Forward-Looking Statements

Information provided and statements contained in this Current Report that are not purely historical, such as statements regarding expectations about the tender offer or future business plans, prospective performance and opportunities, regulatory approvals, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this Current Report, and the Company assumes no obligation to update the information included in this Current Report. Statements made in this Current Report that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the possibility that the transaction does not close, the risk that business disruption relating to the transaction may be greater than anticipated, the failure to obtain any required financing on favorable terms and other specific risk factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the SEC). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 2, 2012, by and among Legend Parent, Inc., Legend Acquisition Sub, Inc. and MModal Inc.

99.1	Press Release, issued by the Company, dated July 2, 2012.

99.2	E-mail from Company to Employees, dated July 3, 2012.

99.3	E-mail from Company to Customers and Partners, dated July 3, 2012.

99.4	M*Modal Employee Q&A, dated July 3, 2012.

99.5	Transcript of Analyst/Investor Conference Call, held on July 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MModal Inc.

	By:	/s/ Kathryn F. Twiddy
Date: July 3, 2012		Kathryn F. Twiddy, Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 2, 2012, by and among Legend Parent, Inc., Legend Acquisition Sub, Inc. and MModal Inc.

99.1	Press Release, issued by the Company, dated July 2, 2012.

99.2	E-mail from Company to Employees, dated July 3, 2012.

99.3	E-mail from Company to Customers and Partners, dated July 3, 2012.

99.4	M*Modal Employee Q&A, dated July 3, 2012.

99.5	Transcript of Analyst/Investor Conference Call, held on July 3, 2012.